EXHIBIT 99.1

NABORS INDUSTRIES
NEWS RELEASE

Nabors’ 4Q EPS Beats Expectations at $0.44 versus $0.37 Mean Estimates,
Excluding Certain Non-Cash E&P Related Adjustments
HAMILTON, Bermuda, February 15, 2011 — Nabors Industries Ltd. (NYSE:NBR) today announced its results for the fourth quarter and full year 2010. The Company’s non-GAAP net income from continuing operations was $127.7 million ($0.44 per diluted share) in the fourth quarter and $299.9 million ($1.03 per diluted share) for the full year. This compares to the Company’s 2009 results which were $35.1 million ($0.12 per diluted share) and $384.4 million ($1.34 per diluted share), respectively, in net income from continuing operations. The quarter’s adjusted income derived from operating activities was $222.4 million bringing the total for 2010 to $655.4 million. This compares to $140.4 million for the corresponding quarter of 2009 and $681.6 million for all of last year. This quarter’s results do not include nearly $5 million or $0.02 per share of deferred income from work performed for the Company’s NFR joint venture which have been eliminated for GAAP purposes and will be reflected in future periods through favorable adjustments to the Company’s portion of their depletion. Revenues for the Company were $1.3 billion for the quarter and $4.2 billion for the full year. The quarter’s GAAP income from continuing operations was $50.2 million ($0.17 per diluted share) and included non-cash impairments of certain E&P assets.
Gene Isenberg, Nabors’ Chairman and CEO, commented, “Our fourth quarter results exceeded expectations in virtually all sectors of our business except the Gulf of Mexico where the permitting gridlock persists. Operating income rose sequentially by $58.0 million to $222.4 million. The addition of Superior Well Services generated the largest impact followed by Canada, US Lower 48 land drilling, International and US Well-servicing. Our Other Operating Segments income decreased sequentially as a result of lower activity in both our Alaska joint ventures and in our directional drilling entity, more than offsetting an increase in Canrig’s results.
“We expect 2011 to show a 50-60 percent increase in non-GAAP earnings per share, even though the first and second quarters will be adversely impacted by several period-specific issues and the customary seasonal slowness in our US Pressure Pumping and US Well-servicing businesses. Among these issues are the usual first quarter payroll tax drag on our US businesses and approximately $90 million in International income reductions resulting from three events: lower market rates on three jackup renewals, scheduled downtime for regulatory inspections on four jackups, and approximately 360 days of downtime to accomplish upgrades on six land rigs in Saudi Arabia in preparation for long-term gas drilling contracts. Despite the magnitude of these items, we still expect International income in 2011 to approximate 90% of 2010 with a fourth quarter annualized run rate that far exceeds that result as rig activity increases. With the exception of Alaska, all of our units are expected to be up significantly and in the aggregate deliver a very strong year.

“Meanwhile, our financial position remains solid. Despite a significant increase in our 2011 investment opportunities, we plan to redeem our remaining $1.4 billion in convertible notes on May 15, 2011 from a combination of our cash on hand, interim cash generation, E&P sale proceeds and temporary use of our revolving lines of credit.
“Our US Pressure Pumping segment posted a very strong quarter at $54.7 million, a record performance that included a seasonally lower December. We expect the first quarter to be flat with the fourth quarter with seasonality in some areas, offsetting higher average volume and pricing in other areas. The first of nine incremental crews are expected to commence operations in March, with one deploying each month thereafter. We also expect to begin operating the first of our new coiled tubing units in June. We continue to see improvement in this business as increasing demand in oil and liquids-rich fields outstrips slowing activity in dry gas areas, with the notable exception being the Marcellus shale. The average number of stages per well continues to increase and we believe overcapacity will not be an issue for some time, particularly if commercial success is achieved in some of the numerous new oil shale plays. We anticipate 2011 will show significant further sequential increases in quarterly results.
“Results in our Canada operations increased substantially to $16.6 million as we ramped up into the seasonally strong first quarter. In addition to the normal improvement associated with the beginning of the winter drilling season, this market is seeing strong increases in oil and liquids-directed activity which more than offsets declining rig counts in gas areas such as Horn River and Montney. We expect 2011 to be a significantly better year than 2010.
“Our US Lower 48 land drilling unit also posted a large increase in operating income principally on higher average margins of $843 per rig day, with only $250 of that increase attributable to favorable end-of-year workers’ compensation adjustments. Since our third quarter release, we have secured another six new build rig contracts bringing the total over the last four quarters to 29, including three economically equivalent SCR upgrades. Interest in additional new builds remains strong. The outlook for this business remains very good, although a sharper-than-anticipated decline in gas activity could partially offset the continuing ramp up in oil and liquids-directed work. In 2011, we expect that 68% of our operating cash flow in this unit will be derived from oil and liquids-directed drilling, as opposed to only 15% in 2006.
“Our International business exceeded our expectations with favorable costs and delayed repricing on the first of three jackups. The aforementioned $90 million reduction in income will largely be felt equally in the first and second quarters. However, a significant ramp-up in this unit’s rig count during each quarter should result in sequential improvement as the year progresses, with the fourth quarter approximating this quarter’s results. Prospects are improving in multiple markets and we are optimistic this unit will outperform our expectations over the next few years.
“Our US Well-servicing business achieved a significant improvement in results, with $12.1 million in operating income derived from improved rig rates and robust activity in its fluids management division. We expect this unit to achieve steady improvement subsequent to the seasonally weak first quarter leading to a possible doubling of the full-year results. There remains significant potential in this business with sustained oil prices and a large expansion of our fluids management fleet, facilitated by the synergies this unit is deriving from the Superior acquisition.

“Our Alaska operations were sequentially down slightly with the demobilization of two rigs following the completion of long-term projects. We expect 2011 results to be only 40% of those achieved in 2010 as another higher margin project winds up in May, adding to the effects of a significant decline in rig activity. There are early indications of improving activity later this year if proposed modifications to the progressive Alaska tax structure are enacted. Sustained high oil prices, additional demand for our proprietary coiled tubing technology and the eventual development of viscous oil deposits are promising longer term.
“Our US Offshore operations were down more than expected as the lack of permit issuance continued to severely curtail activity. We expect this situation to continue through mid-year, although increased workover and plug and abandonment work for our shallow water jackups and Sundowner® rigs should somewhat lessen the adverse financial effects. The longer-term outlook is solid, particularly considering the two new build high-spec deepwater rigs we are constructing for deployment around the end of next year under long-term contracts.
“Our Other Operating Segments posted lower results as a decline in Ryan’s US gas-related directional drilling operations combined with a drop off in activity in both of our Alaska joint ventures. These effects were partially offset by a small increase in Canrig’s results, principally on the strength of third party capital equipment sales and increasing contributions from its ROCKIT® technology. The outlook for this segment appears to be good with continued strength in Canrig and the commencement of the winter season in Ryan’s Canada operations and in our Alaska joint ventures.
“In our Oil and Gas segment the quarter’s GAAP results included dry-hole expense and impairment of certain gas properties, the development of which is unwarranted because of the current natural gas price environment. As we previously discussed, we are progressing toward the completion of the sale of a portion of our Colombian assets. We are evaluating a second stage of bid submissions and believe we will derive a value in line with the lower end of the range of our expectations.
“In summary, all of our units are poised to improve as 2011 progresses. Longer term, our global infrastructure, premium fleet and solid balance sheet position us to perform well in almost any market environment. Recovery in our International segment is commencing and we remain confident in the sustainability of growth in our North American markets even in the face of today’s weak gas prices. The leverage we enjoy in the natural gas market positions us for even greater profitability when prices eventually improve.”
The Nabors companies own and operate approximately 550 land drilling and approximately 727 land workover and well-servicing rigs in North America. Nabors’ actively marketed offshore fleet consists of 37 platform rigs, 13 jackup units and 3 barge rigs in the United States and multiple international markets. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil and gas markets in the world.
The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the

Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.
The Company will host a conference call tomorrow, February 16, 2011 at 10:00 a.m. Central Time to discuss the results and its outlook in more detail. You may access a webcast of the call through Nabors’ website at www.nabors.com > Investor Relations > Events Calendar or via www.streetevents.com. The Company will also post a set of slides on its website in advance of the call in order to provide additional detail on its operations. For further information, please contact Dennis A. Smith, Director of Corporate Development for Nabors Corporate Services, Inc., at 281-775-8038. To request investor materials, contact our corporate headquarters in Hamilton, Bermuda at 441-292-1510 or via email at mark.andrews@nabors.com.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per share amounts)	2010	2009	2010	2010	2009
Revenues and other income:
Operating revenues	$1,317,999	$829,475	$1,069,261	$4,174,635	$3,683,419
Earnings (losses) from unconsolidated affiliates (1)	4,928	(102,301)	11,842	33,257	(155,433)
Investment income (loss)	8,624	51	(733)	7,648	25,599

Total revenues and other income	1,331,551	727,225	1,080,370	4,215,540	3,553,585

Costs and other deductions:
Direct costs	775,313	455,328	625,561	2,423,602	2,001,404
General and administrative expenses	103,704	75,949	87,194	346,661	428,161
Depreciation and amortization	219,169	168,270	198,151	764,253	667,100
Depletion	2,297	1,580	5,778	17,943	9,417
Interest expense	74,009	66,263	66,973	273,044	266,039
Losses (gains) on sales and retirements of long-lived assets and other expense (income), net	6,262	11,934	9,407	47,060	12,559
Impairments and other charges (2)	137,832	103,893	123,099	260,931	330,976

Total costs and other deductions	1,318,586	883,217	1,116,163	4,133,494	3,715,656

Income (loss) from continuing operations before income taxes	12,965	(155,992)	(35,793)	82,046	(162,071)

Income tax expense (benefit):
Current	(42,837)	25,599	(71,276)	(83,816)	69,532
Deferred	4,869	(160,130)	67,046	59,002	(203,335)

Income tax expense (benefit)	(37,968)	(134,531)	(4,230)	(24,814)	(133,803)

Subsidiary preferred stock dividend	750	—	—	750	—
Income (loss) from continuing operations, net of tax	50,183	(21,461)	(31,563)	106,110	(28,268)
Income (loss) from discontinued operations, net of tax	1,591	(25,765)	(7,591)	(11,330)	(57,620)
Net income (loss)	51,774	(47,226)	(39,154)	94,780	(85,888)
Less: Net (income) loss attributable to noncontrolling interest	(1,293)	(34)	(453)	(85)	342

Net income (loss) attributable to Nabors	$50,481	$(47,260)	$(39,607)	$94,695	$(85,546)

Earnings (losses) per share: (3)
Basic from continuing operations	$.18	$(.08)	$(.11)	$.37	$(.10)
Basic from discontinued operations	$—	$(.09)	$(.03)	$(.04)	$(.20)

Basic	$.18	$(.17)	$(.14)	$.33	$(.30)
Diluted from continuing operations	$.17	$(.08)	$(.11)	$.37	$(.10)
Diluted from discontinued operations	$—	$(.09)	$(.03)	$(.04)	$(.20)

Diluted	$.17	$(.17)	$(.14)	$.33	$(.30)
Weighted-average number of common shares outstanding: (3)
Basic	285,443	283,854	285,282	285,145	283,326

Diluted	290,442	283,854	285,282	289,996	283,326

Adjusted income (loss) derived from operating activities (1) (4)	$222,444	$26,047	$164,419	$655,433	$421,904

(1)	Includes our proportionate share of writedowns recorded by our unconsolidated U.S. oil and gas joint venture of $(114.3) million for the three months ended December 31, 2009 and $(197.6) million for the year ended December 31, 2009.

(2)	Represents impairments and other charges recorded for the three months ended December 31, 2010 and 2009 and September 30, 2010, and for the years ended December 31, 2010 and 2009.

(3)	See “Computation of Earnings (Losses) Per Share” included herein as a separate schedule.

(4)	Adjusted income (loss) derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings (losses) from unconsolidated affiliates. These amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (“GAAP”). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income (loss) derived from operating activities, because it believes that these financial measures are an accurate reflection of the ongoing profitability of our Company. A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading “Segment Reporting”.

1-1

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except ratios)	2010	2010	2009
ASSETS
Current assets:
Cash and short-term investments	$801,190	$772,469	$1,090,851
Accounts receivable, net	1,116,510	1,002,974	724,040
Assets held for sale	352,048	345,138	—
Other current assets	343,182	445,343	361,773

Total current assets	2,612,930	2,565,924	2,176,664
Long-term investments and other receivables	40,300	37,448	100,882
Property, plant and equipment, net	7,815,419	7,884,874	7,646,050
Goodwill	494,372	463,427	164,265
Investment in unconsolidated affiliates	267,723	272,432	306,608
Other long-term assets	415,825	396,623	250,221

Total assets	$11,646,569	$11,620,728	$10,644,690

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,379,018	$1,442,714	$163
Other current liabilities	775,362	818,806	608,459

Total current liabilities	2,154,380	2,261,520	608,622
Long-term debt	3,064,126	3,066,748	3,940,605
Other long-term liabilities	1,016,012	1,002,702	913,484

Total liabilities	6,234,518	6,330,970	5,462,711

Subsidiary preferred stock (1)	69,188	69,188	—

Equity:
Shareholders’ equity	5,328,162	5,207,632	5,167,656
Noncontrolling interest	14,701	12,938	14,323

Total equity	5,342,863	5,220,570	5,181,979

Total liabilities and equity	$11,646,569	$11,620,728	$10,644,690

Cash, short-term and long-term investments (2)	$841,490	$809,917	$1,191,733

Funded debt to capital ratio: (3)
- Gross	0.42 : 1	0.43 : 1	0.41 : 1
- Net of cash and investments	0.37 : 1	0.38 : 1	0.33 : 1
Interest coverage ratio: (4)	7.0 : 1	6.3 : 1	6.3 : 1

(1)	Represents preferred stock of Superior. 75,000 shares of such stock are outstanding and pay quarterly dividends at an annual rate of 4%.

(2)	The December 31, 2010, September 30, 2010 and December 31, 2009 amounts include $32.9 million, $30.2 million and $92.5 million, respectively, in oil and gas financing receivables that were included in long-term investments and other receivables.

(3)	The gross funded debt to capital ratio is calculated by dividing (x) funded debt by (y) funded debt plus deferred tax liabilities (net of deferred tax assets) plus capital. Funded debt is the sum of (1) short-term borrowings, (2) the current portion of long-term debt and (3) long-term debt. Capital is shareholders’ equity. The net funded debt to capital ratio is calculated by dividing (x) net funded debt by (y) net funded debt plus deferred tax liabilities (net of deferred tax assets) plus capital. Net funded debt is funded debt minus the sum of cash and cash equivalents and short-term and long-term investments and other receivables. Both of these ratios are used to calculate a company’s leverage in relation to its capital. Neither ratio measures operating performance or liquidity as defined by GAAP and, therefore, may not be comparable to similarly titled measures presented by other companies.

(4)	The interest-coverage ratio is a trailing 12-month quotient of the sum of income (loss) from continuing operations, net of tax, net income (loss) attributable to noncontrolling interest, subsidiary preferred stock dividends, interest expense, depreciation and amortization, depletion expense, impairments and other charges, income tax expense (benefit) and our proportionate share of writedowns from our unconsolidated oil and gas joint ventures less investment income (loss) divided by cash interest expense plus subsidiary preferred stock dividends. This ratio is a method for calculating the amount of operating cash flows available to cover cash interest expense. The interest coverage ratio is not a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies.

1-2

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
SEGMENT REPORTING
(Unaudited)
The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except rig activity)	2010	2009	2010	2010	2009
Reportable segments:
Operating revenues and Earnings (losses) from unconsolidated affiliates:
Contract Drilling: (1)
U.S. Lower 48 Land Drilling	$369,591	$230,789	$350,348	$1,294,853	$1,082,531
U.S. Land Well-servicing	122,687	88,342	119,127	444,665	412,243
U.S. Pressure Pumping (2)	259,684	—	61,611	321,295	—
U.S. Offshore	20,081	29,258	26,504	123,761	157,305
Alaska	40,119	43,208	45,920	179,218	204,407
Canada	127,186	81,189	85,728	389,229	298,653
International	292,722	287,230	288,535	1,093,608	1,265,097

Subtotal Contract Drilling (3)	1,232,070	760,016	977,773	3,846,629	3,420,236

Oil and Gas (4)	8,929	(104,906)	11,280	40,611	(158,780)
Other Operating Segments (5) (6)	123,239	96,109	130,392	456,893	446,282
Other reconciling items (7)	(41,311)	(24,045)	(38,342)	(136,241)	(179,752)

Total	$1,322,927	$727,174	$1,081,103	$4,207,892	$3,527,986

Adjusted income (loss) derived from operating activities:
Contract Drilling: (1)
U.S. Lower 48 Land Drilling	$85,308	$48,980	$70,452	$274,215	$294,679
U.S. Land Well-servicing	12,132	8,758	9,049	31,597	28,950
U.S. Pressure Pumping (2)	54,664	—	11,987	66,651	—
U.S. Offshore	(5,142)	7,117	(1,090)	9,245	30,508
Alaska	11,252	14,398	14,299	51,896	62,742
Canada	16,572	632	1,013	22,970	(7,019)
International	71,814	74,423	64,379	254,744	365,566

Subtotal Contract Drilling (3)	246,600	154,308	170,089	711,318	775,426
Oil and Gas (4)	675	(114,693)	1,037	6,329	(190,798)
Other Operating Segments (5) (6)	10,003	5,867	17,969	43,179	34,120
Other reconciling items (8)	(34,834)	(19,435)	(24,676)	(105,393)	(196,844)

Total	222,444	26,047	164,419	655,433	421,904
Interest expense	(74,009)	(66,263)	(66,973)	(273,044)	(266,039)
Investment income (loss)	8,624	51	(733)	7,648	25,599
(Losses) gains on sales and retirements of
long-lived assets and other (expense) income, net	(6,262)	(11,934)	(9,407)	(47,060)	(12,559)
Impairments and other charges (9)	(137,832)	(103,893)	(123,099)	(260,931)	(330,976)

Income (loss) before income taxes from continuing operations	$12,965	$(155,992)	$(35,793)	$82,046	$(162,071)

Rig activity:
Rig years: (10)
U.S. Lower 48 Land Drilling	184.3	139.1	182.2	174.5	149.4
U.S. Offshore	6.5	8.6	8.2	9.4	11.0
Alaska	6.0	8.0	6.7	7.4	10.0
Canada	39.3	21.2	27.5	29.8	19.7
International (11)	102.1	85.9	103.0	97.8	100.2

Total rig years	338.2	262.8	327.6	318.9	290.3

Rig hours: (12)
U.S. Land Well-servicing	169,318	133,474	168,949	643,813	590,878
Canada Well-servicing	49,740	38,018	44,606	172,589	143,824

Total rig hours	219,058	171,492	213,555	816,402	734,702

1-3

(1)	These segments include our drilling, well-servicing, fluid logistics and workover operations, on land and offshore.

(2)	Includes operating results related to our acquisition of Superior after September 10, 2010.

(3)	Includes earnings (losses), net from unconsolidated affiliates, accounted for using the equity method, of $3.3 million, $3.0 million and $.6 million for the three months ended December 31, 2010 and 2009 and September 30, 2010, respectively, and $6.9 million and $9.7 million for the years ended December 31, 2010 and 2009, respectively.

(4)	Includes earnings (losses), net from unconsolidated affiliates, accounted for using the equity method, of $4.1 million, $(109.4) million and $6.8 million for the three months ended December 31, 2010 and 2009 and September 30, 2010, respectively, and $18.7 million and $(182.6) million for the years ended December 31, 2010 and 2009, respectively.

(5)	Includes our drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operations.

(6)	Includes earnings (losses), net from unconsolidated affiliates, accounted for using the equity method, of $(2.5) million, $4.1 million and $4.4 million, for the three months ended December 31, 2010 and 2009 and September 30, 2010, respectively, and $7.7 million and $17.5 million for the years ended December 31, 2010 and 2009, respectively.

(7)	Represents the elimination of inter-segment transactions.

(8)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(9)	Represents impairments and other charges recorded for the three months ended December 31, 2010 and 2009 and September 30, 2010, and for the years ended December 31, 2010 and 2009.

(10)	Excludes well-servicing rigs, which are measured in rig hours. Includes our equivalent percentage ownership of rigs owned by unconsolidated affiliates. Rig years represent a measure of the number of equivalent rigs operating during a given period. For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(11)	International rig years included our equivalent percentage ownership of rigs owned by unconsolidated affiliates which totaled 2.0 years, 2.5 years and 2.0 years during the three months ended December 31, 2010 and 2009 and September 30, 2010, respectively, and 2.2 years and 2.5 years during the years ended December 31, 2010 and 2009, respectively.

(12)	Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES
COMPUTATION OF EARNINGS (LOSSES) PER SHARE
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings (losses) per share computations is as follows:

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per share amounts)	2010	2009	2010	2010	2009
Net income (loss) attributable to Nabors (numerator):
Income (loss) from continuing operations, net of tax	$50,183	$(21,461)	$(31,563)	$106,110	$(28,268)
Less: net (income) loss attributable to noncontrolling interest	(1,293)	(34)	(453)	(85)	342

Adjusted income (loss) from continuing operations, net of tax — basic	$48,890	$(21,495)	$(32,016)	$106,025	$(27,926)
Add interest expense on assumed conversion of our 0.94% senior exchangeable notes due 2011, net of tax (1)	—	—	—	—	—

Adjusted income (loss) from continuing operations, net of tax — diluted	$48,890	$(21,495)	$(32,016)	$106,025	$(27,926)
Income (loss) from discontinued operations, net of tax	1,591	(25,765)	(7,591)	(11,330)	(57,620)

Adjusted net income (loss) attributable to Nabors	$50,481	$(47,260)	$(39,607)	$94,695	$(85,546)

Earnings (losses) per share:
Basic from continuing operations	$.18	$(.08)	$(.11)	$.37	$(.10)
Basic from discontinued operations	—	(.09)	(.03)	(.04)	(.20)

Total Basic	$.18	$(.17)	$(.14)	$.33	$(.30)

Diluted from continuing operations	$.17	$(.08)	$(.11)	$.37	$(.10)
Diluted from discontinued operations	—	(.09)	(.03)	(.04)	(.20)

Total Diluted	$.17	$(.17)	$(.14)	$.33	$(.30)

Shares (denominator):
Weighted-average number of shares outstanding-basic (2)	285,443	283,854	285,282	285,145	283,326
Net effect of dilutive stock options, warrants and restricted stock awards based on the if-converted method	4,999	—	—	4,851	—
Assumed conversion of our 0.94% senior exchangeable notes due 2011 (1)	—	—	—	—	—

Weighted-average number of shares outstanding — diluted	290,442	283,854	285,282	289,996	283,326

(1)	Diluted earnings (losses) per share for the three months ended December 31, 2010 and 2009 and September 30, 2010, and for the years ended December 31, 2010 and 2009 excluded any incremental shares issuable upon exchange of the 0.94% senior exchangeable notes due 2011. Between 2008 and December 31, 2010, we purchased approximately $1.3 billion par value of these notes in the open market, leaving approximately $1.4 billion par value outstanding. The number of shares that we would be required to issue upon exchange consists of only the incremental shares that would be issued above the principal amount of the notes, as we are required to pay cash up to the principal amount of the notes exchanged. We would issue an incremental number of shares only upon exchange of these notes. These shares are included in the calculation of the weighted-average number of shares outstanding in our diluted earnings per share calculation only when our stock price exceeds $45.83 as of the last trading day of the quarter and the average price of our shares for the ten consecutive trading days beginning on the third business day after the last trading day of the quarter exceeds $45.83, which did not occur during the three months ended December 31, 2010 and 2009 and September 30, 2010 or the years ended December 31, 2010 and 2009.

(2)	On July 31, 2009, the exchangeable shares of Nabors (Canada) Exchangeco Inc. (“Nabors Exchangeco”) were exchanged for Nabors common shares on a one-for-one basis. Basic shares outstanding included (1) the weighted-average number of common shares and restricted stock of Nabors and (2) the weighted-average number of exchangeable shares of Nabors Exchangeco: 285.4 million shares cumulatively for the three months ended December 31, 2010; 283.9 million shares cumulatively for the three months ended December 31, 2009; 285.3 million shares cumulatively for the three months ended September 30, 2010; 285.1 million shares cumulatively for the year ended December 31, 2010; and 283.2 million and .1 million shares, respectively, for the year ended December 31, 2009.
For all periods presented, the computation of diluted earnings (losses) per share excluded outstanding stock options and warrants with exercise prices greater than the average market price of Nabors’ common shares, because their inclusion would have been anti-dilutive and because they were not considered participating securities. The average number of options and warrants that were excluded from diluted earnings (losses) per share that would have potentially diluted earnings (losses) per share in the future were 13,693,063 and 34,197,583 shares during the three months ended December 31, 2010 and 2009, respectively; and 32,543,395 shares during the three months ended September 30, 2010; and 14,004,749 and 34,113,887 shares during the years ended December 31, 2010 and 2009, respectively. In any period during which the average market price of Nabors’ common shares exceeds the exercise prices of these stock options and warrants, such stock options and warrants are included in our diluted earnings (losses) per share computation using the if-converted method of accounting. Restricted stock is included in our basic and diluted earnings (losses) per share computation using the two-class method of accounting in all periods because it is considered a participating security.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) EXCLUDING CERTAIN NON-CASH CHARGES (NON-GAAP)
(Unaudited)

	Three Months Ended			Three Months Ended			Year Ended
	December 31, 2010			September 30, 2010			December 31, 2010
			As adjusted to			As adjusted to			As adjusted to
			Exclude			Exclude			Exclude
	Actuals		Charges	Actuals		Charges	Actuals		Charges
(In thousands, except per share amounts)	(GAAP)	Charges	(Non-GAAP)(1)	(GAAP)	Charges	(Non-GAAP)(1)	(GAAP)	Charges	(Non-GAAP)(1)
Revenues and other income:
Operating revenues	$1,317,999	$—	$1,317,999	$1,069,261	$—	$1,069,261	$4,174,635	$—	$4,174,635
Earnings (losses) from unconsolidated affiliates	4,928	—	4,928	11,842	—	11,842	33,257	—	33,257
Investment income	8,624	—	8,624	(733)	3,656	2,923	7,648	3,656	11,304

Total revenues and other income	1,331,551	—	1,331,551	1,080,370	3,656	1,084,026	4,215,540	3,656	4,219,196

Costs and other deductions:
Direct costs	775,313	—	775,313	625,561	—	625,561	2,423,602	—	2,423,602
General and administrative expenses	103,704	—	103,704	87,194	—	87,194	346,661	—	346,661
Depreciation and amortization	219,169	—	219,169	198,151	—	198,151	764,253	—	764,253
Depletion	2,297	—	2,297	5,778	—	5,778	17,943	—	17,943
Interest expense	74,009	—	74,009	66,973	—	66,973	273,044	—	273,044
Losses (gains) on sales and retirements of long-lived assets and other expense (income), net	6,262	—	6,262	9,407	(7,000)	2,407	47,060	(7,000)	40,060
Impairments and other charges	137,832	(137,832)	—	123,099	(123,099)	—	260,931	(260,931)	—

Total costs and other deductions	1,318,586	(137,832)	1,180,754	1,116,163	(130,099)	986,064	4,133,494	(267,931)	3,865,563

Income (loss) from continuing operations before income taxes	12,965	137,832	150,797	(35,793)	133,755	97,962	82,046	271,587	353,633
Income tax expense (benefit)	(37,968)	60,336	22,368	(4,230)	17,475	13,245	(24,814)	77,811	52,997
Subsidiary preferred stock dividend	750	—	750	—	—	—	750	—	750

Income (loss) from continuing operations, net of tax	50,183	77,496	127,679	(31,563)	116,280	84,717	106,110	193,776	299,886
Income (loss) from discontinued operations, net of tax	1,591	—	1,591	(7,591)	—	(7,591)	(11,330)	—	(11,330)

Net income (loss)	51,774	77,496	129,270	(39,154)	116,280	77,126	94,780	193,776	288,556
Less: Net (income) loss attributable to noncontrolling interest	(1,293)	—	(1,293)	(453)	—	(453)	(85)	—	(85)

Net income (loss) attributable to Nabors	$50,481	$77,496	$127,977	$(39,607)	$116,280	$76,673	$94,695	$193,776	$288,471

Earnings (losses) per share:
Diluted from continuing operations	$.17	$.27	$.44	$(.11)	$.40	$.29	$.37	$.66	$1.03
Diluted from discontinued operations	—	—	—	(.03)	.01	(.02)	(.04)	—	(.04)

Earnings (losses) per share — diluted	$.17	$.27	$.44	$(.14)	$.41	$.27	$.33	$.66	$.99

Weighted-average number of common shares outstanding — diluted	290,442		290,442	285,282		289,008	289,996		289,996

Adjusted income (loss) derived from operating activities (2)	$222,444	$—	$222,444	$164,419	$—	$164,419	$655,433	$—	$655,433

(1)	As-adjusted amounts include non-GAAP financial measures. These measures are presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from operations, exclusive of certain charges detailed below. The presentation of non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader, and should be viewed in addition to, not as an alternative for, our reported results prepared in accordance with GAAP.

(2)	Adjusted income (loss) derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings (losses) from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our Company.

1-6

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) EXCLUDING CERTAIN NON-CASH CHARGES (NON-GAAP)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2009			December 31, 2009
			As adjusted to			As adjusted to
			Exclude			Exclude
	Actuals		Charges	Actuals		Charges
(In thousands, except per share amounts)	(GAAP)	Charges	(Non-GAAP)(1)	(GAAP)	Charges	(Non-GAAP)(1)

Revenues and other income:
Operating revenues	$829,475	$—	$829,475	$3,683,419	$—	$3,683,419
Earnings (losses) from unconsolidated affiliates	(102,301)	114,311	12,010	(155,433)	197,606	42,173
Investment income (loss)	51	—	51	25,599	—	25,599

Total revenues and other income	727,225	114,311	841,536	3,553,585	197,606	3,751,191

Costs and other deductions:
Direct costs	455,328	—	455,328	2,001,404	—	2,001,404
General and administrative expenses	75,949	—	75,949	428,161	(62,114)	366,047
Depreciation and amortization	168,270	—	168,270	667,100	—	667,100
Depletion	1,580	—	1,580	9,417	—	9,417
Interest expense	66,263	—	66,263	266,039	—	266,039
Losses (gains) on sales and retirements of long-lived assets and other expense (income), net	11,934	—	11,934	12,559	—	12,559
Impairments and other charges	103,893	(103,893)	—	330,976	(330,976)	—

Total costs and other deductions	883,217	(103,893)	779,324	3,715,656	(393,090)	3,322,566

Income (loss) from continuing operations before income taxes	(155,992)	218,204	62,212	(162,071)	590,696	428,625
Income tax expense (benefit)	(134,531)	161,647	27,116	(133,803)	177,998	44,195

Income (loss) from continuing operations, net of tax	(21,461)	56,557	35,096	(28,268)	412,698	384,430
Income (loss) from discontinued operations, net of tax	(25,765)	42,227	16,462	(57,620)	42,227	(15,393)

Net income (loss)	(47,226)	98,784	51,558	(85,888)	454,925	369,037
Less: Net (income) loss attributable to noncontrolling interest	(34)	—	(34)	342	—	342

Net income (loss) attributable to Nabors	$(47,260)	$98,784	$51,524	$(85,546)	$454,925	$369,379

Earnings (losses) per share:
Diluted from continuing operations	$(.08)	$.20	$.12	$(.10)	$1.44	$1.34
Diluted from discontinued operations	(.09)	.15	.06	(.20)	.15	(.05)

Earnings (losses) per share — diluted	$(.17)	$.35	$.18	$(.30)	$1.59	$1.29

Weighted-average number of common shares outstanding — diluted	283,854		289,427	283,326		286,502

Adjusted income (loss) derived from operating activities (2)	$26,047	$114,311	$140,358	$421,904	$259,720	$681,624

(1)	As-adjusted amounts include non-GAAP financial measures. These measures are presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from operations, exclusive of certain charges detailed below. The presentation of non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader, and should be viewed in addition to, not as an alternative for, our reported results prepared in accordance with GAAP.

(2)	Adjusted income (loss) derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings (losses) from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our Company.

1-7

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
SUMMARY OF NON-CASH CHARGES (NON-GAAP)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2010	2009	2010	2010	2009

Equity method oil and gas joint venture impairments	$—	$(114,311)	$—	$—	$(197,606)
Goodwill impairment	—	—	(10,707)	(10,707)	(14,689)
Rig asset retirements and impairments	—	—	(58,045)	(58,045)	(64,229)
Stock compensation charge	—	—	—	—	(62,114)
Impairments of oil and gas assets	(137,832)	(85,228)	(54,347)	(192,179)	(197,744)
Other-than-temporary impairments on securities	—	(18,665)	—	—	(54,314)
Acquisition related expenses	—	—	(7,000)	(7,000)	—
Other non-operational items	—	—	(3,656)	(3,656)	—

Total charges before income taxes	(137,832)	(218,204)	(133,755)	(271,587)	(590,696)

Tax benefit (1)	60,336	161,647	17,475	77,811	177,998

Total charges after income taxes	(77,496)	(56,557)	(116,280)	(193,776)	(412,698)

Discontinued Operations	—	(42,227)	—	—	(42,227)

Total charges, net of income taxes	$(77,496)	$(98,784)	$(116,280)	$(193,776)	$(454,925)

(1)	This represents the difference between the tax benefit recorded during the period in accordance with the interim period tax allocation rules and the amount of tax benefit that would have resulted from the application of the interim period tax allocation rules if the non-cash charges were excluded.

1-8